Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Integral Technologies Inc. Announces ElectriPlast® Conductive Long Fiber Licensing Agreement with PolyOne

EVANSVILLE, Ind. - February 26, 2018 - Integral Technologies Inc.(OTC-PK:ITKG)  today announced it has partnered with PolyOne Corp. to commercialize its patented, long fiber conductive ElectriPlast® material for electromagnetic and radio-frequency (EMI/RFI) shielding applications. ElectriPlast Corp. is a leading technology innovator in conductive plastics with a broad intellectual property portfolio and deep application development expertise.

As a complement to PolyOne’s existing specialty engineered materials portfolio, ElectriPlast® technology will provide superior shielding for advanced driver assist systems (ADAS), including housings, connectors, and internal components for cameras, sensors, and electronic control units. As the automotive industry races to incorporate more ADAS technologies, the need for EMI/RFI shielding to eliminate cross talk has grown exponentially, because shielding is essential to the systems’ operation.

ADAS components are the eyes, ears, and bodyguards of modern vehicles. From backup cameras and blind-spot-monitoring radar to sensors that keep tabs on environmental conditions and enhance performance, these systems are quickly becoming the standard for automakers and consumers alike. With ElectriPlast’s Flexible Content Technology (FCT), the percentage and kind of metal fibers can be tailored to meet each OEM’s specifications.

“This exciting new relationship aligns well with our goal of bringing material innovation to meet the unique challenges of our customers,” said Michelle R. Hearn, global marketing director, Specialty Engineered Materials at PolyOne. “Using our formulation expertise, we plan to develop ElectriPlast materials tailored for housings and other shielding applications, working in tandem with our customers and the application development experts at Integral Technologies.”

“We’ve been seeking a commercialization team to accelerate growth in the automotive industry for some time now, and ultimately chose PolyOne for its deep polymer expertise, global reach, and brand excellence,” said Doug Bathauer, CEO, Integral Technologies Inc. “Combining this with ElectriPlast’s technical and application knowledge will help PolyOne’s customers innovate faster and more profitably.”

About Integral Technologies, Inc.

Integral Technologies Inc. and wholly owned subsidiary ElectriPlast Corp, engage in the discovery, development, and commercialization of electrically conductive plastics used in the production of industrial, commercial and consumer products. Its core material, ElectriPlast®, is an electrically conductive resin-based material whose properties allow it to be molded into infinite shapes and sizes associated with plastics and rubbers, while reducing component weight by 40 to 60%. Integral is a leader in conductive hybrid plastics, having over 50 issued patents for conductive plastic. Applications for ElectriPlast include: Shielding Wire, Power Electronics, Connectors, and Cables; Shielding, Conduction, Batteries, Heated Elements, Sensors, Antennas, Medical Devices, Consumer Electronics and Acoustics, Fuses, Capacitors, Bi-Polar Plates, Resistors, Bus bars, ESD, Static Dissipation and Terminals.

About PolyOne

PolyOne Corporation, with 2017 revenues of $3.2 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

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Media contact

Nancy Thompson

Vorticom, Inc.

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New York, NY 10017

+1 212-532-2208 (office)

+1 917-371-4053 (mobile)

nancyt@vorticom.com

Safe Harbor Statement

This press release contains "forward-looking statements'' within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. These statements include, without limitation, predictions and guidance relating to the company's future financial performance and the research, development and commercialization of its technologies.  In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management's current expectations, but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements, as the result of such factors, risks and uncertainties as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, (3) other factors detailed in the company's public filings with the SEC, including, without limitation, those described in the Company's annual report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission and available at www.sec.gov, and (4) the parties may be unable to agree upon definitive agreements.  You are urged to consider these factors carefully in evaluating the forward-looking statements.